Certification Pursuant to Rule 30a-2(b) under the Investment Company Act of 1940 and

Section 906 of the Sarbanes-Oxley Act

I, Terry Wettergreen, President & Chief Compliance Officer of Chestnut Street Exchange Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant for the period ended December 31, 2019 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 24, 2020	/s/ Terry Wettergreen
Terry Wettergreen, President & Chief Compliance Officer
(principal executive officer)

I, John Boyle, Chief Financial Officer of Chestnut Street Exchange Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant for the period ended December 31, 2019 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 24, 2020	/s/ John Boyle
John Boyle, Chief Financial Officer
(principal financial officer)

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.